MANAGEMENT'S ASSERTION ON ASSESSMENT OF
COMPLIANCE WITH SEC REGULATION AB SERVICING
CRITERIA

1.
Management of the National Cooperative Bank, N.A., (the “Company”) is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB of the Securities and Exchange Commission (“SEC”) relating to the servicing of asset-backed securities transactions (the “Platform”) conducted by the Company as of and for the year ended December 31, 2025 (the “Reporting Period”). Appendix A identifies the individual asset-backed transactions and securities defined by management as constituting the Platform;
2.
Except as set forth in paragraph 3 below, the Company used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to provide an assertion on the Company’s assessment of compliance with the applicable servicing criteria;
3.
The criteria listed in the column titled “Inapplicable Servicing Criteria” on Appendix B hereto are inapplicable to the Company based on the activities it performed with respect to the Platform for the Reporting Period;
4.
During the Reporting Period, there were no additions, removals, or substitutions to asset pools, therefore the Company did not perform any servicing activities related to criteria 1122(d)(4)(iii) as of and for the year ended December 31, 2025;
5.
During the Reporting Period, there were no adjustments to interest rates or rates of return for pool assets with variable rates, therefore the Company did not perform any servicing activities related to criteria 1122(d)(4)(ix) as of and for the year ended December 31, 2025;
6.
With respect to servicing criteria 1122(d)(4)(xi), the Company has engaged with a vendor to perform the activities required by this servicing criteria. Management has determined that the vendor is not considered a “servicer” as defined in Item 1101(j) of Regulation AB, and has elected to take responsibility for assessing compliance with the servicing criteria applicable to the vendor as permitted by the SEC’s Compliance & Disclosure Interpretation 200.06, Vendors Engaged by Servicers (“C&DI 200.06”), formerly Interpretation 17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations. As permitted by C&DI 200.06, management asserts that it has policies and procedures in place designed to provide reasonable assurance that the vendor’s activities comply in all material respects with the servicing criteria applicable to the vendor. Management is not aware of any material deficiencies in such policies and procedures or any material instances of non-compliance of the servicing criteria as relates to the Company by such vendor. Management is solely responsible for determining that it meets the SEC requirements to apply C&DI 200.06 for the vendor and related criteria.
7.
The Company has complied, in all material respects, with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB, as of and for the year ended December 31, 2025, with respect to the Platform taken as a whole;
8.
Grant Thornton LLP, an independent registered public accounting firm, has issued an attestation report on the Company’s assertion of compliance with the applicable servicing criteria for the Reporting Period.

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National Cooperative Bank, N.A.
February 4, 2026

/s/ Thomas Klump

Thomas Klump

Executive Vice President and Chief Operating Officer

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Appendix A to Management’s Assertion

Individual Investors for which National Cooperative Bank, N.A. Performed Servicing Activities

Investor #	Pool Description
380	CSFB 2005 C3
385	CSMC 2006 C4
398	WFBRBS 2014 C22
401	WFCM 2015 C26, final distribution date 02/17/2025
402	WFCM 2015 C29, final distribution date 12/17/2025
403	WFCM 2015 C30, final distribution date 07/17/2025
404	WFCM 2015 LC22, final distribution date 08/15/2025
405	WFCM 2015 NXS3, final distribution date 08/15/2025
406	WFCM 2016 C32
407	WFCM 2016 C33
408	WFCM 2016 C35
409	WFCM 2016 LC24
410	WFCM 2016 C36
411	WFCM 2016 LC25
412	WFCM 2017 RC1
413	BANK 2017 BNK5
414	BANK 2017 BNK6
415	BANK 2017 BNK7
416	BANK 2017 BNK8
417	BANK 2018 BNK10
418	BANK 2018 BNK11
419	BANK 2018 BNK12
422	BANK 2018 BNK13
423	BANK 2018 BNK14
424	BANK 2018 BNK15
426	BANK 2019 BNK16
427	BANK 2019 BNK18
428	BANK 2019 BNK19
429	BANK 2019 BNK20
461	BANK 2019 BNK22
462	BANK 2019 BNK24
463	BANK 2020 BNK25
464	BANK 2020 BNK26
465	BANK 2020 BNK28
466	BANK 2020 BNK30

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467	BANK 2021 BNK31
468	BANK 2021 BNK32
469	BANK 2021 BNK33
472	BANK 2021 BNK34
473	BANK 2021 BNK35
474	BANK 2021 BNK36
476	BANK 2021 BNK37
477	BANK 2021 BNK38
478	BANK 2022 BNK39
479	BANK 2022 BNK40
481	BANK 2022 BNK41
482	BANK 2022 BNK42
483	BANK 2022 BNK43
484	BANK 2022 BNK44
485	BANK 2023 BNK46
486	BMO 2024-C8
487	BAMLL 2024-AWH
488	BANK 2024-BNK47
489	WFCM 2024-C63
491	BANK 2024 BNK48
492	BMO 2025-C11, settled 02/28/2025
493	BANK 2025-BNK50, settled 06/18/2025
494	BMARK 2025-B41, settled 09/04/2025
495	BANK 2025-BNK51, settled 12/23/2025

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Appendix B to Management’s Assertion

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by the Company	Performed by Vendor(s) for which the Company is the Responsible Party	Performed by subservicer(s) or vendor(s) for which the Company is Not the Responsible Party	Not performed by the Company or by subservicer(s) or vendor(s) retained by the Company
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.				X
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

X
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	X
Cash Collection and Administration
1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.

X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

X

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SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by the Company	Performed by Vendor(s) for which the Company is the Responsible Party	Performed by subservicer(s) or vendor(s) for which the Company is Not the Responsible Party	Not performed by the Company or by subservicer(s) or vendor(s) retained by the Company
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

X
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of

§240.13k-1(b)(1) of this chapter.

X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations: (A) Are mathematically accurate; (B) Are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) Are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) Contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

X
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements.

Specifically, such reports: (A) Are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) Provide information calculated in accordance with the terms specified in the transaction agreements; (C) Are filed with the Commission as required by its rules and regulations; and (D) Agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.

X

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SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by the Company	Performed by Vendor(s) for which the Company is the Responsible Party	Performed by subservicer(s) or vendor(s) for which the Company is Not the Responsible Party	Not performed by the Company or by subservicer(s) or vendor(s) retained by the Company
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.				X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.				X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.				X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.				X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the applicable servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

X
1122(d)(4)(v)	The servicer's records regarding the pool assets agree with the servicer's records with respect to an obligor's unpaid principal balance.	X

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SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by the Company	Performed by Vendor(s) for which the Company is the Responsible Party	Performed by subservicer(s) or vendor(s) for which the Company is Not the Responsible Party	Not performed by the Company or by subservicer(s) or vendor(s) retained by the Company
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-aging's) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g. forbearance plans, modifications and deeds in lieu of foreclosure, foreclosure and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the a transaction agreements.

X
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts) See following: (A) Such funds are analyzed, in accordance with the obligor's pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) Interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) Such funds are returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

		X	X
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

X

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SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by the Company	Performed by Vendor(s) for which the Company is the Responsible Party	Performed by subservicer(s) or vendor(s) for which the Company is Not the Responsible Party	Not performed by the Company or by subservicer(s) or vendor(s) retained by the Company
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a) (1) through (3) or Item 1115 of this Regulation AB, is maintained as set forth in the transaction agreements.				X

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